Filed pursuant to Rule 424(b)(3)

Registration Statement Number 333-234741

Prospectus Supplement No. 2 dated May 28, 2021 (To Prospectus dated May 12, 2021 and Prospectus Supplement No. 1 dated May 17, 2021)

Odyssey Semiconductor Technologies, Inc.

1,794,977 Shares

Common Stock

This Prospectus Supplement No. 2 updates, amends, and supplements the information previously included in the Prospectus dated May 12, 2021 (the “Prospectus”) and Prospectus Supplement No. 1 dated May 17, 2021, relating to the offer for sale of up to an aggregate of 1,794,977 shares of common stock of Odyssey Semiconductor Technologies, Inc. (the “Company”) by the selling stockholders named therein.

Amendments to Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021

This Prospectus Supplement No. 2 incorporates into the Prospectus the information contained in the attached Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2021 and Amendment No. 1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which were filed with the SEC on May 28, 2021.

* * * * *

This Prospectus Supplement No. 2 is not complete without, and may not be delivered or used except in connection with, our Prospectus, including all amendments and supplements thereto.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 9 of the original Prospectus for a discussion of information that should be considered before making a decision to purchase our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of the Company’s securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is May 28, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10-K

☒ ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal year ended December 31, 2020

OR

☐ TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________ to __________

Commission file number: 333-234741

Odyssey Semiconductor Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1766761
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9 Brown Road

Ithaca, NY 14850

(607) 351-9768

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act: None.

Title of class

Not Applicable

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☒ No ☐

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

The aggregate market value of the voting and non-voting common equity held by non-affiliates of the Registrant: No established market exists for the registrant’s common stock.

As of April 7, 2021, there were 12,726,911 outstanding shares of the registrant’s common stock, par value $0.0001 per share.

 EXPLANATORY NOTE

Pursuant to a comment letter of the Securities and Exchange Commission dated May 19, 2021, this Amendment No. 1 (“Amendment No. 1”) to Annual Report on Form 10-K (the “Annual Report”) of Odyssey Semiconductor Technologies, Inc. (“we”, “our”, “us”, or the “Company”) for the year ended December 31, 2020 is being filed solely to correct management’s conclusion on the Company’s disclosure controls and procedures as of December 31, 2020 under Item 9A from “effective” to “ineffective”, due to a material weakness in our internal control over financial reporting that we identified relating to a lack of segregation of duties. This Amendment No. 1 does not reflect events occurring after April 8, 2021, the original filing date of the Annual Report, or modify or update those disclosures that may have been affected by subsequent events.

As required by Rule 12b-15 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), our Principal Executive Officer and Principal Financial and Accounting Officer is providing a Rule 13a-14(a) certification dated May 28, 2021 in connection with this Amendment No. 1 and written statements pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 dated May 28, 2021 (the “Certifications”).

This Amendment No. 1 only includes the cover page, Item 8, Item 9A, signatures and the Certifications.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

1

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Odyssey Semiconductor Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Odyssey Semiconductor Technologies, Inc. and Subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

Marcum llp

We have served as the Company’s auditor since 2019.

Melville, NY
April 7, 2021

F-2

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019
Assets
Current Assets:
Cash	$272,705	$697,141
Contract assets	62,273	543,944
Accounts receivable	10,877	1,480
Deferred expenses	185,084	111,548
Prepaid expenses and other current assets	33,569	147,065
Total Current Assets	564,508	1,501,178
Restricted cash	103,149	101,141
Deferred offering costs	—	83,983
Property and equipment, net	986,407	389,845
Total Assets	$1,654,064	$2,076,147
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$187,046	$218,005
Deferred revenue	260,447	312,378
Loans payable – short term	53,858	—
Total Current Liabilities	501,351	530,383
Loans payable – long term, net of unamortized debt issuance costs	621,600	—
Total Liabilities	1,122,951	530,383
Commitments and contingencies (Note 10)
Stockholders’ Equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding at December 31 ,2020 and 2019	—	—
Common stock, $0.0001 par value, 45,000,000 shares authorized, 11,429,661 and 11,159,661 shares issued and outstanding as of December 31, 2020 and 2019, respectively	1,143	1,116
Additional paid-in capital	4,046,370	3,017,940
Accumulated deficit	(3,516,400)	(1,473,292)
Total Stockholders’ Equity	531,113	1,545,764
Total Liabilities and Stockholders’ Equity	$1,654,064	$2,076,147

See notes to these consolidated financial statements.

F-3

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended
	December 31,
	2020	2019
Revenues	$1,374,420	$719,851
Cost of Revenues	1,453,005	589,640
Gross (Loss) Profit	(78,585)	130,211
Operating Expenses:
Research and development	607,148	155,527
Selling, general, and administrative	1,354,069	1,434,089
Total Operating Expenses	1,961,217	1,589,616
Loss From Operations	(2,039,802)	(1,459,405)
Other Income (expense):
Interest income (expense), net	(3,306)	1,236
Net Loss	$(2,043,108)	$(1,458,169)
Net Loss Per Share:
Basic	$(0.18)	$(0.18)
Diluted	$(0.18)	$(0.18)
Weighted average number of shares of Common Stock :
Basic	11,229,966	8,264,416
Diluted	11,229,966	8,264,416

See notes to these consolidated financial statements.

F-4

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance – January 1, 2019	5,316,667	$532	$(532)	$184,877	$184,877
Dividend to shareholder				(200,000)	(200,000)
Issuance of common stock, net of issuance costs	1,926,327	192	2,429,282		2,429,474
Sale of common stock and related stock based compensation	350,000	35	524,965		525,000
Equity of Odyssey Semiconductor Inc. at the time of the reverse capitalization	3,566,667	357	2,126		2,483
Stock-based compensation		—	62,099	—	62,099
Net loss - year ended December 31, 2019	—	—	—	(1,458,169)	(1,458,169)

Balance - December 31, 2019	11,159,661	$1,116	$3,017,940	$(1,473,292)	$1,545,764
Stock-based compensation		—	623,457	—	623,457
Exercise of stock options	270,000	27	404,973		405,000
Net loss - year ended December 31, 2020	—	—	—	(2,043,108)	(2,043,108)

Balance - December 31, 2020	11,429,661	$1,143	$4,046,370	$(3,516,400)	$531,113

See notes to these consolidated financial statements.

F-5

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	December 31,
	2020	2019
Cash Flows From Operating Activities:
Net loss	$(2,043,108)	$(1,458,169)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	623,457	580,178
Write off of deferred offering costs and other	123,875	—
Depreciation and amortization	111,311	5,341
Changes in operating assets and liabilities:
Contract assets	481,671	(214,882)
Accounts receivable	(9,397)	690
Prepaid expenses and other current assets	92,538	(145,026)
Deferred expenses	(73,536)	(104,627)
Accounts payable and accrued expenses	(30,959)	(37,052)
Deferred revenue	(51,931)	312,378
Total Adjustments	1,267,029	397,000
Net Cash Used In Operating Activities	(776,079)	(1,061,169)
Cash Flows From Investing Activities:
Purchases of property and equipment	(686,915)	(367,005)
Cash acquired in reverse capitalization	—	2,483
Net Cash Used in Investing Activities	(686,915)	(364,522)
Cash Flows From Financing Activities:

Proceeds from government loans	684,580	—
Payment of deferred loan costs	(4,560)	—
Payment of government loans	(4,714)	—
Proceeds from exercise of stock options	405,000	—
Proceed from sale of common stock, net of costs	—	2,445,603
Payment of offering costs related to sale of common stock	—	(16,129)
Payment of deferred offering costs	(39,740)	(30,512)
Dividend to stockholders prior to reverse capitalization	—	(200,000)
Net Cash Provided by Financing Activities	1,040,566	2,198,962

Net Increase (Decrease) In Cash and Restricted Cash	(422,428)	773,271
Cash and Restricted Cash - Beginning Of Year	798,282	25,011
Cash and Restricted Cash - End Of Year	$375,854	$798,282
Cash and Restricted Cash Consisted of the Following:
Cash	$272,705	$697,141
Restricted cash	103,149	101,141
	$375,854	$798,282
Supplemental Disclosures of Cash Flow Information:
Cash paid during the quarter ended for:
Interest	$2,200	—
Supplemental information - Issuance of warrant to placement agent	—	$148,202
Fixed assets purchased on account	$20,598
Accrual of deferred offering costs	—	$53,471

See notes to these consolidated financial statements.

F-6

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

Note 1 - Business Organization, Reverse Recapitalization and Liquidity

Organization and Operations

Odyssey Semiconductor Technologies, Inc. (“Odyssey Technologies”) was incorporated on April 12, 2019 under the laws of the State of Delaware. Odyssey Technologies, through its wholly-owned subsidiary, Odyssey Semiconductor, Inc. (“Odyssey Semiconductor”) and Odyssey Semiconductor’s wholly owned subsidiary, JR2J, LLC (“JR2J”) (collectively, the “Company”), is a semiconductor device company developing high-voltage power switching components and systems based on proprietary Gallium Nitride (“GaN”) processing technology.

Reverse Recapitalization and Common Control Merger

On June 17, 2019, Odyssey Semiconductor entered into a contribution agreement with 100% of the members of JR2J (“Contribution Agreement”). Pursuant to the Contribution Agreement, the members of JR2J agreed to transfer 100% of their membership interests in JR2J to the Odyssey Semiconductor in exchange for the issuance of an aggregate of 5,316,667 shares of common stock of Odyssey Semiconductor (the “Contribution”). In connection with the Contribution Agreement, JR2J became a wholly-owned subsidiary of Odyssey Semiconductor. Odyssey Semiconductor and JR2J were determined to be entities held under common control through identical common ownership. Accordingly, the effect of the merger was retrospectively applied to all financial statement periods presented herein and the historical financial statements of Odyssey Semiconductor and JR2J are combined.

On June 21, 2019, Odyssey Technologies entered into a share exchange agreement (the “Share Exchange Agreement”) with Odyssey Semiconductor and 100% of the stockholders of Odyssey Semiconductor (the “Semiconductor Stockholders”). On June 21, 2019 (the “Closing Date”), the Company closed the transaction contemplated by the Share Exchange Agreement. Pursuant to the Share Exchange Agreement, the Semiconductor Stockholders agreed to transfer an aggregate of 5,666,667 shares of common stock of Odyssey Semiconductor to Odyssey Technologies in exchange for Odyssey Technologies’ issuance of an aggregate of 5,666,667 shares of its common stock to the Semiconductor Stockholders (the “Share Exchange”). On the Closing Date, Odyssey Semiconductor became a wholly-owned subsidiary of Odyssey Technologies, the Semiconductor Stockholders beneficially owned approximately 61.37% of Odyssey Technologies’ common stock on a fully-diluted basis, Odyssey Technologies began operating Odyssey Semiconductor’s business of developing high-voltage power switching components and systems, and all directors and officers of Odyssey Technologies resigned and were replaced by the directors and officers of Odyssey Semiconductor.

The closing of the Share Exchange was accounted for as a reverse recapitalization under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805-40. The condensed consolidated statements of operations herein reflect the historical results of Odyssey Semiconductor prior to the completion of the reverse recapitalization since it was determined to be the accounting acquirer, and do not include the historical results of operations for Odyssey Technologies prior to the completion of the reverse recapitalization. Odyssey Technologies’ assets and liabilities are consolidated with the assets and liabilities of Odyssey Semiconductor as of the Closing Date. Odyssey Semiconductor’s retained earnings are being carried forward as the Company’s retained earnings.

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID-19) on the operation and financial performance of our business will depend on future developments, including the duration and spread of the outbreak, related travel advisories and restrictions, the consequential potential of staff shortages, and project development delays, all of which are highly uncertain and cannot be predicted. If demand for the Company’s services or the Company’s ability to service customers are impacted for an extended period, especially as it relates to major customers, our financial condition and results of operations may be materially adversely affected.

F-7

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

Liquidity and Financial Condition

As of December 31, 2020, the Company had a cash balance, working capital and accumulated deficit of approximately $273,000, $63,000 and $3,516,000, respectively. During the year ended December 31, 2020, the Company generated net loss of approximately $2,043,000.

In February 2021, the Company received approximately $68,000 from the exercise of stock options to purchase 45,625 shares of common stock. On February 24, 2021, the Company received $193,625 pursuant to a promissory note issued under the Paycheck Protection Program Part 2 (“PPP2”). Interest accrues at 1% per annum and the note is payable in 60 monthly installments of $3,300 commencing May 2022. On March 30, 2021, the Company received the proceeds of the first closing pursuant to an offering of its common stock. The Company sold 1,251,625 shares of common stock at $4.00 per share for gross proceeds of $5,006,500 (after expenses, net proceeds were approximately $4.6 million). Warrants equal to 8% of the common shares sold, other than to certain parties that were excluded from fees (“Excluded Counterparties”), will be issued to the placement agent with a 5 year exercise period and an exercise price of $4.00 per share. The Company may sell up to an additional 2,498,375 shares pursuant to this offering. The maximum number of shares in the offering is 3,750,000, but includes up to 250,000 shares that the Company can sell to Excluded Counterparties without incurring fees (cash or warrants) to the placement agent.

The Company believes its current cash on hand and the above mentioned funding in the first quarter of 2021 is sufficient to meet its operating obligations and capital requirements for at least twelve months from the issuance of these financial statements. Thereafter, the Company may need to raise further capital through the sale of additional equity or debt securities or other debt instruments to support its future operations. The Company’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures. The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including the Company’s ability to successfully commercialize its products and services, competing technological and market developments, and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement its product and service offerings. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its development initiatives or attain profitable operations. If the Company is unable to obtain additional financing on a timely basis, it may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately, the Company could be forced to discontinue its operations and liquidate.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and the amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to, fair value calculations for equity securities, stock-based compensation, the recognition and collectability of receivables, the recoverability and useful lives of long-lived assets, and the valuation allowance related to the Company’s deferred tax assets. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents in the financial statements. As of December 31, 2020 and 2019, the Company had no cash equivalents. The Company has cash on deposits in several financial institutions which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. The Company reduces its credit risk by placing its cash and cash equivalents with major financial institutions. As of December 31, 2020 and 2019, the Company had $22,705 and $346,746, respectively, on deposit in excess of FDIC insurance limits.

Restricted Cash

Restricted cash was comprised of cash held as a security deposit in connection with the Company’s operating lease. See Note 10 – Commitments and Contingencies - Operating Lease for additional details.

F-8

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

Accounts Receivable

Accounts receivable are carried at their contractual amounts, less an estimate for uncollectible amounts. As of December 31, 2020 and 2019, there were no allowances for uncollectable amounts determined to be necessary. Management estimates the allowance for bad debts based on existing economic conditions, the financial conditions of the customers, and the amount and age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted.

Deferred Expenses

Deferred expenses consist of labor, materials and other costs that are attributable to customer contracts that the Company has not completed its performance obligation under the contract and, as a result, has not recognized revenue. As of December 31, 2020 and December 31, 2019, deferred expenses were approximately $185,000 and $112,000, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation using the straight-line method over their estimated useful lives, once the asset is placed in service. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures which extend the economic life are capitalized. Leasehold improvements are depreciated over the lesser of their estimated useful lives or the remaining term of their respective lease. When assets are retired or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized in the statement of operations for the respective period.

The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

The estimated useful lives of property and equipment are as follows:

Asset	Useful lives (years)
Computer and office equipment	5
Lab equipment	5
Leasehold improvements	shorter of useful life or lease term
Machinery	7-15
Furniture	7

Offering Costs

Deferred offering costs, which primarily consist of direct, incremental professional fees incurred in connection with a debt or equity financing, are capitalized as non-current assets on the consolidated balance sheets. Once the financing closes, the Company reclassifies such costs as either discounts to notes payable or as a reduction of proceeds received from equity transactions so that such costs are recorded as a reduction of additional paid-in capital. If the completion of a contemplated financing was deemed to be no longer probable, the related deferred offering costs would be charged to general and administrative expense in the consolidated financial statements. At December 31, 2020, the Company wrote off the previously capitalized offering costs.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, restricted cash, accounts payable and accrued expenses approximate fair values due to the short-term nature of these instruments. The carrying amounts of the Company’s debt approximates fair value since it is tied to governmental programs and the restrictions related therein.

F-9

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

Fair Value of Stock Options and Warrants

The Company uses the Black-Scholes model to estimate the fair value of stock options and warrants, using input factors described below. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued. Option forfeitures are accounted for at the time of occurrence. The expected term used is the estimated period of time that warrants or options are expected to be outstanding. The Company utilizes the “simplified” method to develop an estimate of the expected term of “plain vanilla” employee options. For investor warrants and non-employee options, the expected term used is the contractual life of the instrument being valued. The Company does not yet have a trading history to support its historical volatility calculations. Accordingly, the Company is utilizing an expected volatility figure based on a review of the historical volatility of comparable entities over a period of time equivalent to the expected life of the instrument being valued.

Revenue Recognition

The Company recognizes revenue under ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). The Company determines revenue recognition through the following steps:

●	Step 1: Identify the contract with the customer;
●	Step 2: Identify the performance obligations in the contract;
●	Step 3: Determine the transaction price;
●	Step 4: Allocate the transaction price to the performance obligations in the contract; and
●	Step 5: Recognize revenue when the company satisfies a performance obligation.

A majority of the Company’s revenues are generated from contracts with customers that require it to design, develop, manufacture, test and integrate complex equipment and/or to provide engineering and technical services according to customer specifications. Revenues on time and material type contracts are generally recognized in each period based on the amount billable to the customer which is based on direct labor hours expended multiplied by the contractual fixed rate per hour, plus the actual costs of materials and other direct non-labor costs. Certain contracts are billable upon the achievement of specific milestones, such as the delivery of prototypes or finished products, and revenue is recognized typically upon the delivery of the products. During the years ended December 31, 2020 and 2019, there was no revenue recognized from performance obligations satisfied (or partially satisfied) in previous periods.

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. A receivable is recorded when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue until the performance obligations are satisfied. Contract assets are comprised of unbilled contract receivables related to revenues earned but not yet invoiced to customers.

The Company generates revenue from government contracts that reimburse the Company for certain allowable costs for funded projects. For contracts with government agencies, when the Company has concluded that it is the principal in conducting the research and development expenses and where the funding arrangement is considered central to the Company’s ongoing operations, the Company classifies the recognized funding received as revenue. The Company has determined that revenue generated from government grants is outside the scope of ASC 606 and, as a result, the Company recognizes revenue upon incurring qualifying, reimbursable expenses. During the years ended December 31, 2020 and 2019, the Company recognized approximately $1,170,000 and $560,000, respectively, of grant revenue.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. The fair value of the award is measured on the grant date. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Upon the exercise of an award, the Company issues new shares of common stock out of its authorized shares.

F-10

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

Research and Development

Research and development expenses are charged to operations as incurred.

Income Taxes

As described in Note 1 - Business Organization, Reverse Recapitalization and Liquidity, beginning on June 21, 2019, the operations of the Company are subject to federal and state income taxes.

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. The Company has recorded a full valuation allowance against its deferred tax assets for all periods, due to the uncertainty of future utilization.

The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2020 and December 31, 2019. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as selling, general and administrative expenses in the consolidated statements of operations.

Net loss per share of Common Stock

Basic net loss per share of common stock is computed by dividing net loss by the weighted average number of vested shares of common stock outstanding during the period. Diluted net loss per share of common stock is computed by dividing net loss by the weighted average number of common and dilutive common-equivalent shares outstanding during each period.

The following shares were excluded from the calculation of weighted average dilutive shares of common stock because their inclusion would have been anti-dilutive:

	As of December 31,
	2020	2019
Warrants	155,966	155,966
Options	3,257,410	590,000
Total	3,413,376	745,966

Reclassifications

Certain prior year balances have been reclassified in order to conform to current year presentation. These reclassifications have no effect on previously reported results of operations or income per share.

Unaudited Pro Forma Financial Information

The unaudited pro forma information gives effect to the Company’s conversion from a tax exempt entity into a tax paying entity beginning in September 2019. During the year ended December 31, 2019, the Company has estimated its pro forma income tax provision using a combined federal and state (New York) effective tax rate of 27.6%. No tax benefit was recorded for pro forma purposes for the year ended December 31, 2019, as it was deemed that the recovery of a pro forma deferred tax asset would not meet the “more likely than not” threshold. Therefore, a full pro forma valuation reserve would be established, such that no pro forma tax benefit would be recorded. Pro forma information is therefore unchanged from the actual results for the year ended December 31, 2019.

Recently Issued Accounting Standards

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”), ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” (“ASU 2018-11”) in July 2018, and ASU No. 2018-20 “Leases (Topic 842) - Narrow Scope Improvements for Lessors” (“ASU 2018-20”) in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Pursuant to ASU 2019-10 the effective date for ASC 842 was deferred an additional year. The Company expects to recognize operating lease right-of-use assets and lease liabilities on the balance sheet upon adoption of this ASU. The Company is currently evaluating these ASUs and their impact on its consolidated financial statements.

F-11

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

Note 3 - Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	December 31, 2020	December 31, 2019
Insurance	$33,569	$100,061
Rent	—	908
Professional fees	—	17,500
Deposit	—	20,958
Other	—	7,638
Total	$33,569	$147,065

Note 4 – Property and Equipment

Property and equipment consisted of the following:

	December 31, 2020	December 31, 2019
Computer and office equipment	$2,807	$2,807
Lab equipment	15,606	15,606
Furniture	43,705	—
Leasehold improvements	422,318	140,056
Machinery	623,190	241,285
Subtotal	1,107,626	399,754
Accumulated Depreciation	(121,219)	(9,909)
Property and Equipment, net	$986,407	$389,845

Depreciation and amortization expense related to property and equipment was approximately $111,000 and $5,000 (which was recorded within cost of sales) for the years ended December 31, 2020 and 2019, respectively. For the year ended December 31, 2020, depreciation expense of approximately $52,000 was recorded within cost of sales, $26,000 recorded within general and administrative expenses, $23,000 recorded within research and development, and $10,000 recorded within deferred costs.

F-12

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

Note 5 - Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

	December 31, 2020	December 31, 2019

Accounts payable	$80,548	$90,720
Accrued payroll and related costs	46,650	51,115
Credit cards payable	49,045	56,759
Insurance	—	14,982
Other	10,803	4,429
Total	$187,046	$218,005

Note 6 – Related Party Transactions

Common Stock

On June 18, 2019, the Company issued 350,000 shares of immediately vested common stock for cash proceeds of $350 in connection with services provided to the Company. The shares were issued to an immediate family member of one of the Company’s members of management who is also a principal owner. The shares had an issuance date fair value of $1.50 per share, or $525,000 in total. As a result, the Company recognized stock-based compensation expense of $524,650 on the date of issuance.

Note 7 – Stockholders’ Equity

Reverse Recapitalization

See Note 5 - Business Organization, Reverse Recapitalization - Reverse Recapitalization and Liquidity for additional details.

Authorized Capital

The Company is authorized to issue 45,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. The holders of the Company’s common stock are entitled to one vote per share. No preferred shares have been issued through December 31, 2020.

Common Stock Transactions

See Note 5 - Related Party Transactions for additional details.

On June 21 and August 5, 2019, the Company sold an aggregate of 1,776,346 shares of common stock at $1.50 per share to accredited investors for aggregate gross and net cash proceeds of $2,664,513 and $2,204,502, respectively, which included issuance costs of $460,011 consisting of legal and professional fees, which were charged to additional paid-in capital upon issuance of the common stock. In addition, the Company issued to the Company’s placement agent immediately vested five-year warrants to purchase an aggregate of 155,966 shares of the Company’s common stock at an exercise price of $1.50 per share. The warrants were determined to be classified within stockholders’ equity and had an issuance date fair value of $148,202. As a result, the Company recognized the warrants by recording a debit and credit to additional paid-in capital.

F-13

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

On September 24, 2019, the Company sold an aggregate of 149,981 shares of common stock at $1.50 per share to accredited investors for aggregate cash proceeds of $224,972.

Note 8 – Equity Compensation Plan

On June 18, 2019, the Board of Directors and a majority of the Company’s shareholders, respectively, approved the 2019 Equity Compensation Plan (the “2019 Plan”). Under the 2019 Plan, 1,326,000 shares of common stock of the Company were authorized for issuance. On September 16, 2020 the Board of Directors and a majority of the Company’s shareholders approved an increase in the Plan to authorize 4,600,000 shares. The 2019 Plan provides for the issuance of incentive stock options, non-statutory stock options, rights to purchase common stock, stock appreciation rights, restricted stock, restricted stock, performance shares and performance units to employees, directors and consultants of the Company and its affiliates. The 2019 Plan requires the exercise price of stock options to be not less than the fair value of the Company’s common stock on the date of grant, or 110% of fair value in the case of incentive options granted to a ten-percent stockholder.

On September 25, 2019 and November 5, 2019, the Company granted ten-year options to purchase an aggregate of 350,000 shares of common stock at an exercise price of $1.50 per share to non-employee directors and consultants of the Company. Such options vest one-half on each of the two annual anniversaries of the date of grant.

On November 5, 2019, the Company granted five-year options to purchase an aggregate of 240,000 shares of common stock at an exercise price of $1.50 per share to employees. Such options vest ratably over three years on each annual anniversary of the date of grant.

On March 11, 2020, the Company granted the following ten-year options to purchase shares of common stock at an exercise price of $1.50 per share to the Company’s newly appointed Executive Chairman and Acting Chief Executive Officer under the 2019 Plan: (i) an option to purchase 965,850 shares of common stock that vests ratably on a monthly basis over two years and (ii) an option to purchase 321,950 shares of common stock that vests based on performance criteria to be mutually agreed to by the Board and the executive. The grant was reduced to 500,000 options, including 375,000 options and 125,000 options respectively under the two categories, due to limitations under the 2019 Plan. The terms of the 125,000 performance based options were established in the quarter ended September 30, 2020.

On May 26, 2020, the Board of Directors and a majority of the Company’s shareholders approved an amendment to the 2019 Plan to (i) increase the number of shares of common stock authorized for issuance under the 2019 Plan by 1,174,000 shares, such that a total of 2,500,000 shares of common stock are now authorized for issuance under the 2019 Plan; (ii) increase the maximum aggregate number of shares, options and/or other awards that may be granted to any one person during any calendar year from 500,000 to 1,300,000; and (iii) clarify the availability of cashless exercise as a form of consideration.

On July 16, 2020, the Company granted the following ten-year options to purchase shares of common stock at an exercise price of $1.50 per share to the Company’s Executive Chairman and Acting Chief Executive Officer under the 2019 Plan: (i) an option to purchase 600,000 shares of common stock that vests ratably on a monthly basis over one year and (ii) an option to purchase 200,000 shares of common stock that vests based on specified performance criteria.

On September 16, 2020, the Board of Directors and a majority of the Company’s shareholders approved an amendment to the 2019 Plan to increase the number of shares of common stock authorized for issuance under the 2019 Plan from 2,500,000 shares to 4,600,000 shares.

On September 22, 2020, the Company granted a ten-year options to purchase shares 1,637,410 shares of common stock at an exercise price of $1.50 per share to the Company’s Chairman and Chief Executive Officer under the 2019 Plan that vests ratably on a monthly basis over two years commencing March 11, 2022.

The Chairman and Chief Executive Officer, received $10.00 cash compensation in 2020. Starting January 1, 2021, he receives a cash compensation of $1.00 per month.

The following table summarizes the stock option activity for the years ended December 31, 2020 and 2019:

	Shares	Weighted- Average Exercise Price per share	Weighted-Average Remaining Contractual Life (years)

Balance, January 1, 2019	—	—	—
Options granted	590,000	$1.50	7.8
Balance, January 1, 2020	590,000	1.50	7.8
Options granted (1)	2,937,410	1.50	9.5
Options exercised	(270,000)	1.50	—
Options converted	—	—	—
Options forfeited or expired	—	—	—
Balance, December 31,2020 (1)	3,257,410	$1.50	9.1
Vested shares at December 31, 2020	196,208	1.50	8.9

(1)	Includes the 325,000 options exercisable at $1.50 which vest based upon performance criteria. The criteria was not met as of December 31, 2020 and, as such, the Company did not recognized any expense for such options through December 31, 2020.

The Company has estimated the fair value of fixed stock option awards as of the date of grant by applying the Black-Scholes option-pricing model. In applying the Black-Scholes option pricing model, the Company used the following assumptions for 2020 and 2019 issuances:

	2020	2019
Risk-free interest rate	0.62 - 1.75%	1.60% to 1.72%
Expected term	10 years	3.5 - 5.75 years
Expected volatility	78%	77 - 79%
Expected dividends	0.00%	0.00%
Grant date fair value of common stock	$1.50/share	$1.50/share

During the years ended December 30, 2020 and 2019, the Company granted options with a weighted average grant date fair value of $1.20 and $0.93 per share, respectively.

During the year ended December 31, 2020, the Company recognized stock-based compensation expense related to stock options of approximately $623,000 ($420,000 of which was included within general and administrative expenses, $67,000 of which was included in research and development expenses, $13,000 of which was included in deferred costs and $123,000 of which was included within cost of revenues). The criteria of the performance based awards were not met as of December 31, 2020, and therefore no expense has been recognized for such awards. As of December 31, 2020, there was unamortized stock-based compensation of approximately $3,300,000, which the Company expects to recognize over 1.6 years.

During the year ended December 31, 2019, the Company recognized stock-based compensation expense of approximately $62,000 ($47,000 of which was included within general and administrative expenses, $9,000 of which was included within cost of revenues on the consolidated statements of operations and $7,000 of which was included within deferred expenses as of December 31, 2019 on the consolidated balance sheet).

F-14

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

Note 9 – Income Taxes

As described in Note 2, Summary of Significant Accounting Policies - Income Taxes, the operations of the Company became subject to United States Federal and New York State income taxes on June 21, 2019.

The Company does not have any current income tax provision (other than state minimum income taxes, which is included in general and administrative expenses in the accompanying consolidated statements of operations) due to losses. The deferred tax benefit has been offset by an increase in the valuation allowance of $545,000 and $213,000 for the years ended December 31, 2020 and 2019, respectively.

The provision for income taxes for the taxable periods ended December 31, 2020 and 2019 differs from the statutory federal income tax rate as follows:

Tax benefit at the Federal statutory rate	21.0%
State tax, net of Federal benefit	6.6%
Permanent differences	9.5%
Change in valuation allowance	(37.1)%
Effective income tax rate	0%

Significant components of the Company’s deferred tax assets at December 31, 2020 and 2019:

	December 31,
	2020	2019
Deferred taxes assets:
Net operating loss carryforward	$526,000	$200,000
Stock compensation expense	166,000	13,000
R&D Credit	64,000	—

Total deferred tax assets	756,000	213,000
Valuation allowance	(756,000)	(213,000)

Deferred tax asset, net of valuation allowance	$—	$—

The income tax benefit for the years ended December 31, 2020 and 2019 differed from the amounts computed by applying the US federal income tax rate of 21 % primarily because of the increase in the valuation allowance, which resulted in an effective tax rate of zero for both years.

At December 31, 2020, the Company had approximately $2,100,000 of net operating loss (“NOL”) carryforwards that may be available to offset future Federal taxable income indefinitely and New York State taxable income through 2039. The utilization of NOL carryforwards to offset future taxable income may be subject to limitations under Section 382 of the Internal Revenue Code and similar state statutes as a result of ownership changes that could occur in the future. If necessary, the deferred tax assets will be reduced by any carryforward that expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

The Company has assessed the likelihood that deferred tax assets will be realized in accordance with the provisions of ASC 740 Income Taxes (“ASC 740”). ASC 740 requires that such a review considers all available positive and negative evidence, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. ASC 740 requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized. After the performance of such a review as of December 31, 2020 and 2019, management believes that uncertainty exists with respect to future realization of its deferred tax assets and has, therefore, established a full valuation allowance as of those dates.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2020 or 2019. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. No tax audits were commenced or were in process for the taxable periods ended December 31, 2020 and 2019. No tax related interest or penalties were incurred during the years ended December 31, 2020 and 2019.

F-15

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

Note 10 - Commitments and Contingencies

Litigations, Claims, and Assessments

From time to time, the Company is involved in various disputes, claims, liens and litigation matters arising out of the normal course of business. While the outcome of these disputes, claims, liens and litigation matters cannot be predicted with certainty, after consulting with legal counsel, management does not believe that the outcome of these matters will have a material adverse effect on the Company’s combined financial position, results of operations or cash flows. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. As of December 31, 2020 and 2019, the Company had no liabilities recorded for loss contingencies.

Operating Lease

On August 21, 2019, the Company entered into a lease for a 10,000 square foot facility consisting of lab and office space. The lease requires monthly payments of $16,667 and expires on November 30, 2025. The Company has arranged for a $100,000 letter of credit in favor of the landlord in lieu of a security deposit, which is included as restricted cash on the consolidated balance sheet as of December 31, 2020 and 2019. The minimum lease payments for the years ending December 31 are approximately as follows: $200,000 in each of 2021 to 2024 and $183,000 in 2025. Rent expense was $215,028 and $72,788 during the years ended December 31, 2020 and 2019, respectively.

Note 11 – Concentrations

The Company had 6 and 2 customers during the year ended December 31, 2020 and 2019, respectively.

During the year ended December 31, 2020, approximately 85% of revenues were generated from one governmental entity (“Governmental client”) pursuant to our contract with such entity. No other client accounted for more than 10% of revenues. 100% of contract assets as of December 31, 2020 are also related to this Governmental client. Deferred costs and deferred revenues at December 31, 2020 relate to three different clients, of which one client represents more than 75% of both categories.

During the year ended December 31, 2019, revenues were generated from the Governmental client pursuant to our contract with such entity, and amounted to approximately 78% of total revenues. Revenues pursuant to sale of products to other clients were approximately 22% of total revenues for the year ended December 31, 2019. 100% of the contract assets as of December 31, 2019 was from the Government client. Deferred costs and deferred revenues at December 31, 2019 relate to two different clients.

Note 12 – Government Loans

Paycheck Protection Program Loan

On May 1, 2020, the Company received loan proceeds in the amount of approximately $211,000 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, as amended (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of such qualifying business. The loans and accrued interest are forgivable after certain time periods further defined in the CARES Act (the “Covered Period”) as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the Covered Period. The outstanding balance is included in long term loans payable.

On March 6, 2021, the entire loan balance was forgiven.

Economic Injury Disaster Loan Advance

On May 1, 2020, the Company received an advance in the amount of $10,000 from the U.S. Small Business Administration (“SBA”) under the Economic Injury Disaster Loan (“EIDL”) program administered by the SBA, which program was expanded pursuant to the CARES Act. Such advance amount will reduce the Company’s PPP loan forgiveness amount described above. The Company received an additional $138,900 under this program on August 30, 2020. The loan is payable in monthly payments of $678 including interest at 3.75% payable over 30 years.

Tomkins County Area Development Loan

On May 27, 2020, the Company received loan proceeds in the amount of $50,000 from the Tomkins County Area Development (“TCAD”) Emergency Relief Loan Fund. The loan matures after four years and bears interest in the amount of 2.5% per annum, with one year of no interest or principal payments, followed by three years of monthly payments of principal and interest in the amount of $1,443 per month. The loan is collateralized by certain assets of the Company. The outstanding balance is included in long term loans payable.

Equipment Loans

On August 20, 2020, the Company received a loan of $100,000 from Broome County Industrial Development Agency (5 year facility, 2.5% annual interest rate, monthly payment of $1,775); on September 2, 2020, the Company received a loan of $100,000 from Southern Tier Region Economic Development Corporation (5 year facility, 5.0% annual interest rate, monthly payment of $2,072) ; and on August 28, 2020, the Company received a loan of $75,000 from TCAD(5 year facility, 2.5% annual interest rate, monthly payment of $1,331). These loans were used to acquire equipment used in the laboratory, and are secured by the underlying assets of the Company.

The loans are summarized as follows:

December 31, 2020
Principal outstanding	$679,866
Deferred loan costs, net of amortization	(4,408)
Subtotal	675,458
Less current portion	(53,858)

Total long term portion	$621,600

F-16

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

Interest expense on the above debt instruments was approximately $5,000 was recognized for the year ended December 31, 2020. Expected payments under the above loans as of December 31, 2020 are summarized as follows:

Payments expected for year ended	December 31, 2020
2021	$60,087
2022	194,110
2023	194,110
2024	77,615
2025	58,860
thereafter	219,712
Subtotal	804,494
Less interest portion	(124,628)

Total debt balance	$679,866

Note 13 - Subsequent Events

The Company has evaluated events that have occurred after the balance sheet and through the date the financial statements were issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed below:

In February 2021, the Company received approximately $68,000 from the exercise of stock options to purchase 45,625 shares of common stock.

On February 24, 2021, the Company received $193,625 pursuant to a promissory note issued under the Paycheck Protection Program Part 2 (“PPP2”). Interest accrues at 1% per annum and the note is payable in 60 monthly installments of $3,300 commencing May 2022.

On March 30, 2021, the Company received the proceeds of the first closing pursuant to an offering of its common stock. The Company sold 1,251,625 shares of common stock at $4.00 per share for gross proceeds of $5,006,500 (after expenses, net proceeds were approximately $4.6 million). Warrants equal to 8% of the common shares sold, other than to certain parties that were excluded from fees (“Excluded Counterparties”), will be issued to the placement agent with a 5 year exercise period and an exercise price of $4.00 per share. The Company may sell up to an additional 2,498,375 shares pursuant to this offering. The maximum number of shares in the offering is 3,750,000, but includes up to 250,000 shares that the Company can sell to Excluded Counterparties without incurring fees (cash or warrants) to the placement agent.

F-17

ITEM 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that are designed to be effective in providing reasonable assurance that information required to be disclosed in our reports under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to our management to allow timely decisions regarding required disclosure.

In designing and evaluating disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable, not absolute assurance of achieving the desired objectives. Also, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. The design of any system of controls is based, in part, upon certain assumptions about the likelihood of future events and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of management, including our chief executive officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon that evaluation, due to a material weakness in our internal control over financial reporting that we identified relating to a lack of segregation of duties (see below), management concluded that our disclosure controls and procedures were ineffective as of December 31, 2020 to cause the information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods prescribed by SEC, and that such information is accumulated and communicated to management, including our chief executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Management’s Report on Internal Control Over Financial Reporting

As required by the SEC rules and regulations for the implementation of Section 404 of the Sarbanes-Oxley Act, our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our consolidated financial statements for external reporting purposes in accordance with U.S. GAAP. Our internal control over financial reporting includes those policies and procedures that: (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with U.S. GAAP, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors, and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the consolidated financial statements.

In making the assessments on the effectiveness of our internal controls over financial reporting as of December 31, 2020, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework (2013). Based on our assessments and those criteria, management determined that our internal controls over financial reporting were ineffective as of December 31, 2020 due to a material weakness in internal control over financial reporting that we identified relating to a lack of segregation of duties. We do not have a Chief Financial Officer and sufficient resources in the Company’s accounting function, which restricts the Company’s ability to gather, analyze and properly review information related to financial reporting. Those functions are currently performed by our Chairman and Chief Executive Officer, Alex Behfar. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that a reasonable possibility exists that a material misstatement of our annual or interim financial statements would not be prevented or detected on a timely basis. The Company is considering various remediation methods to mitigate such material weakness, but has not yet adopted or implemented any plan to remedy such deficiency.

This Report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. As an emerging growth company, management’s report is not subject to attestation by our registered public accounting firm.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting during the most recent fiscal quarter, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

2

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 28, 2021.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

By:	/s/ Alex Behfar
Name: Alex Behfar
Title: Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this Amendment No. 1 to Annual Report on Form 10-K has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Alex Behfar	Chief Executive Officer, Chairman of the Board and Director	May 28, 2021
Alex Behfar	(Principal Executive Officer and Principal Financial and Accounting Officer)

*	Chief Technical Officer and Director	May 28, 2021
Richard Brown

*	Director	May 28, 2021
Richard Ogawa

*	Director	May 28, 2021
Michael Thompson

*By:	/s/ Alex Behfar
Alex Behfar Attorney-in-fact

3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2021

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______ to ______

Commission file number: 333-234741

Odyssey Semiconductor Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1766761
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9 Brown Road

Ithaca, NY 14850

(607) 351-9768

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically, every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of May 17, 2021, there were 12,726,911 shares of the registrant’s common stock, $0.0001 par value, issued and outstanding.

 EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to Quarterly Report on Form 10-Q (the “Quarterly Report”) of Odyssey Semiconductor Technologies, Inc. (“we”, “our”, “us”, or the “Company”) for the period ended March 31, 2021 is being filed solely to correct management’s conclusion on the Company’s disclosure controls and procedures as of March 31, 2021 under Item 4 from “effective” to “ineffective”, due to a material weakness in our internal control over financial reporting that we identified relating to a lack of segregation of duties. This Amendment No. 1 does not reflect events occurring after May 17, 2021, the original filing date of the Quarterly Report, or modify or update those disclosures that may have been affected by subsequent events.

As required by Rule 12b-15 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), our Principal Executive Officer and Principal Financial and Accounting Officer is providing a Rule 13a-14(a) certification dated May 28, 2021 in connection with this Amendment No. 1 and written statements pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 dated May 28, 2021 (the “Certifications”).

This Amendment No. 1 only includes the cover page, Item 1, Item 4, signatures and the Certifications.

Table of Contents

		Page

Item 1.	Condensed Consolidated Financial Statements	F-1
Item 4.	Controls and Procedures	2

Signatures		3

Item 1. Condensed Consolidated Financial Statements

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIAIRES

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December
	2021	31, 2020
Assets
Current Assets:
Cash	$4,907,753	$272,705
Contract assets	—	62,273
Accounts receivable	170	10,877
Deferred expenses	260,411	185,084
Prepaid expenses and other current assets	39,720	33,569
Total Current Assets	5,208,054	564,508
Restricted cash	103,162	103,149
Property and equipment, net	966,818	986,407
Total Assets	$6,278,034	$1,654,064

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$280,793	$187,046
Deferred revenue	359,758	260,447
Loans payable – short term	59,403	53,858
Total Current Liabilities	699,954	501,351
Loans payable – long term, net of unamortized debt issuance costs	595,667	621,600
Total Liabilities	1,295,621	1,122,951

Commitments and contingencies (Note 8)

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; none outstanding as of March 31, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value, 45,000,000 shares authorized, 12,726,911 and 11,429,661 shares issued and outstanding as of March 31, 2021 and December 31, 2020	1,272	1,143
Additional paid-in capital	9,392,652	4,046,370
Accumulated deficit	(4,411,511)	(3,516,400)
Total Stockholders’ Equity	4,982,413	531,113
Total Liabilities and Stockholders’ Equity	$6,278,034	$1,654,064

See notes to these condensed consolidated financial statements.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For The Quarter Ended
	March 31,
	2021	2020

Revenues	$230,969	$205,811

Cost of Revenues	382,853	212,832

Gross Loss	(151,884)	(7,021)

Operating Expenses:

Research and development	153,037	182,424
Selling, general, and administrative	796,474	313,036

Total Operating Expenses	949,511	495,460
Loss From Operations	(1,101,395)	(502,481)

Other Income and Expenses:
Interest expense	(4,396)	(14)
Forgiveness of PPP indebtedness and other	210,680	—

Net Loss	$(895,111)	$(502,495)

Net Loss Per Share:
Basic	$(0.08)	$(0.05)
Diluted	$(0.08)	$(0.05)

Weighted Average Number of shares of Common Stock :
Basic	11,354,130	11,159,661
Diluted	11,354,130	11,159,661

See notes to these condensed consolidated financial statements.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE QUARTERS ENDED MARCH 31, 2021 AND 2020 (Unaudited)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance - December 31, 2020	11,429,661	$1,143	$4,046,370	$(3,516,400)	$531,113

Stock-based compensation			678,918		678,918

Sale of common stock	1,251,625	125	5,006,375		5,006,500

Exercise of stock options	45,625	4	68,434		68,438

Costs associated with sale of common stock			(407,445)		(407,445)

Net loss - quarter ended March 31, 2021				(895,111)	(895,111)
Balance - March 31, 2021	12,726,911	$1,272	$9,392,652	$(4,411,511)	$4,982,413

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Earnings	Deficit	Equity
Balance - December 31, 2019	11,159,661	$1,116	$3,017,940	$(1,473,292)	$1,545,764

Stock-based compensation		—	63,880	—	63,880

Net loss - quarter ended March 31, 2020	—	—	—	(502,495)	(502,495)

Balance - March 31, 2020	11,159,661	$1,116	$3,081,820	$(1,975,787)	$1,107,149

See notes to these condensed consolidated financial statements.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For The Quarters Ended
	March 31,
	2021	2020
Cash Flows From Operating Activities:
Net loss	$(895,111)	$(502,495)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	678,918	63,880
Forgiveness of PPP loan indebtedness	(210,680)	—
Depreciation and amortization	40,978	13,273
Changes in operating assets and liabilities:
Contract assets	62,273	342,760
Accounts receivable	10,707	(219,886)
Prepaid expenses and other current assets	(6,151)	9,857
Deferred expenses	(75,327)	(54,485)
Accounts payable and accrued expenses	93,747	132,519
Deferred revenue	99,311	12,000
Total Adjustments	693,776	299,918

Net Cash Used In Operating Activities	(201,335)	(202,577)

Cash Flows Used In Investing Activities:
Purchases of property and equipment	(21,161)	(223,153)

Cash Flows From Financing Activities:
Proceeds from sale of common stock	5,006,500	—
Payment of offering costs	(407,445)	—
Proceeds from exercise of stock options	68,438	(20,743)
Proceeds from issuance of debt	193,625	—
Payment of debt	(3,561)	—

Net Cash Provided by (Used in) Financing Activities	4,857,557	(20,743)

Net Increase (Decrease) In Cash and Restricted Cash	4,635,061	(446,473)

Cash and Restricted Cash - Beginning Of Period	375,854	798,283

Cash and Restricted Cash - End Of Period	$5,010,915	$351,810

Cash and Restricted Cash Consisted of the Following:
Cash	$4,907,753	$250,669
Restricted cash	103,162	101,141
	$5,010,915	$351,810
Supplemental Disclosures of Cash Flow Information:
Cash paid during the quarter ended for:
Interest	$1,600	$—

See notes to these condensed consolidated financial statements.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTERS ENDED MARCH 31, 2021 AND 2020

Note 1 - Business Organization, Nature of Operations and Liquidity

Organization and Operations

Odyssey Semiconductor Technologies, Inc. (“Odyssey Technologies”) was incorporated on April 12, 2019 under the laws of the State of Delaware. Odyssey Technologies, through its wholly-owned subsidiary, Odyssey Semiconductor, Inc. (“Odyssey Semiconductor”) and Odyssey Semiconductor’s wholly owned subsidiary, JR2J, LLC (“JR2J”) (collectively, the “Company”), is a semiconductor device company developing high-voltage power switching components and systems based on proprietary Gallium Nitride (“GaN”) processing technology.

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID-19) on the operation and financial performance of our business will depend on future developments, including the duration and spread of the outbreak, related travel advisories and restrictions, the consequential potential of staff shortages, and project development delays, all of which are highly uncertain and cannot be predicted. If demand for the Company’s services or the Company’s ability to service customers are impacted for an extended period, especially as it relates to major customers, our financial condition and results of operations may be materially adversely affected.

Paycheck Protection Program Loan

On May 1, 2020, the Company received loan proceeds in the amount of approximately $211,000 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, as amended (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of such qualifying business. The loans and accrued interest are forgivable after certain time periods further defined in the CARES Act (the “Covered Period”) as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the Covered Period.

The Company received notification that the PPP loan was fully forgiven in the first quarter of 2021, and was recognized as a component of other income in the condensed consolidated statement of operations.

Liquidity and Financial Condition

As of March 31, 2021, the Company had a cash balance, working capital and accumulated deficit of approximately $4,908,000, $4,508,000 and $4,412,000, respectively. During the quarter ended March 31, 2021, the Company generated net loss of approximately $895,000.

The Company believes its current cash on hand is sufficient to meet its operating obligations and capital requirements for at least twelve months from the issuance of these financial statements. The Company’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures. The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including the Company’s ability to successfully commercialize its products and services, competing technological and market developments, and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement its product and service offerings. Thereafter, the Company may need to raise further capital through the sale of additional equity or debt securities or other debt instruments to support its future operations. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its development initiatives or attain profitable operations. If the Company is unable to obtain additional financing on a timely basis, it may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately, the Company could be forced to discontinue its operations and liquidate.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTERS ENDED MARCH 31, 2021 AND 2020

Note 2 - Summary of Significant Accounting Policies

There have been no material changes to the significant accounting policies included in the consolidated financial statements as of December 31, 2020 and for the year then ended, which were previously filed, except as disclosed in this note.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed consolidated financial statements of the Company as of March 31, 2021 and for the three months ended March 31, 2021 and 2020. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the operating results for the full year ending December 31, 2021 or any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and related disclosures as of December 31, 2020 and for the year then ended which have been previously filed.

Use of Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and the amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to, fair value calculations for equity securities, stock-based compensation, the collectability of receivables, the recoverability and useful lives of long-lived assets, and the valuation allowance related to the Company’s deferred tax assets. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents in the financial statements. As of March 31, 2021 and December 31, 2020, the Company had no cash equivalents. The Company has cash on deposits in several financial institutions which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. The Company reduces its credit risk by placing its cash and cash equivalents with major financial institutions. From time to time, the Company has deposits in excess of FDIC insurance limits.

Restricted Cash

Restricted cash was comprised of cash held as a security deposit in connection with the Company’s operating lease. See Note 8 – Commitments and Contingencies - Operating Lease for additional details.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTERS ENDED MARCH 31, 2021 AND 2020

Note 2 - Summary of Significant Accounting Policies - continued

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation using the straight-line method over their estimated useful lives, once the asset is placed in service. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures which extend the economic life are capitalized. Leasehold improvements are depreciated over the lesser of their estimated useful lives or the remaining term of their respective lease. When assets are retired or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized in the statement of operations for the respective period.

The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

The estimated useful lives of property and equipment are as follows:

Asset	Useful lives (years)
Computer and office equipment	5
Lab equipment	5
Leasehold improvements	shorter of useful life or lease term
Machinery	7-15
Furniture	7

Fair Value of Stock Options and Warrants

The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued. Option forfeitures are accounted for at the time of occurrence. The expected term used is the estimated period of time that warrants or options are expected to be outstanding. The Company utilizes the “simplified” method to develop an estimate of the expected term of “plain vanilla” employee options. For investor warrants and non-employee options, the expected term used is the contractual life of the instrument being valued. Historically the Company has used an expected volatility figure based on a review of the historical volatility of comparable entities over a period of time equivalent to the expected life of the instrument being valued.

Revenue Recognition

The Company recognizes revenue under ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). The Company determines revenue recognition through the following steps:

●	Step 1: Identify the contract with the customer;
●	Step 2: Identify the performance obligations in the contract;
●	Step 3: Determine the transaction price;
●	Step 4: Allocate the transaction price to the performance obligations in the contract; and
●	Step 5: Recognize revenue when the company satisfies a performance obligation.

A majority of the Company’s revenues are generated from contracts with customers that require it to design, develop, manufacture, test and integrate complex equipment and to provide engineering and technical services according to customer specifications. These contracts are often priced on a time and material type basis. Revenues on time and material type contracts are generally recognized in each period based on the amount billable to the customer which is based on direct labor hours expended multiplied by the contractual fixed rate per hour, plus the actual costs of materials and other direct non-labor costs.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTERS ENDED MARCH 31, 2021 AND 2020

Note 2 - Summary of Significant Accounting Policies - continued

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. A receivable is recorded when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue until the performance obligations are satisfied. Contract assets are comprised of unbilled contract receivables related to revenues earned but not yet invoiced to customers.

During the three months ended March 31, 2021 and 2020, there was no revenue recognized from performance obligations satisfied (or partially satisfied) in previous periods.

The Company generates revenue from government contracts that reimburse the Company for certain allowable costs for funded projects. For contracts with government agencies, when the Company has concluded that it is the principal in conducting the research and development expenses and where the funding arrangement is considered central to the Company’s ongoing operations, the Company classifies the recognized funding received as revenue. The Company has determined that revenue generated from government grants is outside the scope of ASC 606 and, as a result, the Company recognizes revenue upon incurring qualifying, reimbursable expenses. During the three months ended March 31, 2021 and 2020, the Company recognized approximately $193,000 and $201,000, respectively, of grant revenue.

Deferred Expenses

Deferred expenses consist of labor, materials and other costs that are attributable to customer contracts that the Company has not completed its performance obligation under the contract and, as a result, has not recognized revenue. As of March 31, 2021 and December 31, 2020, deferred expenses were $260,000 and $185,000, respectively.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. The fair value of the award is measured on the grant date. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Upon the exercise of an award, the Company issues new shares of common stock out of its authorized shares.

Net (Loss) Income per share of Common Stock

Basic net (loss) income per share of common stock is computed by dividing net (loss) income by the weighted average number of vested shares of common stock outstanding during the period. Diluted net income per share of common stock is computed by dividing net income by the weighted average number of common and dilutive common-equivalent shares outstanding during each period.

The following shares were excluded from the calculation of weighted average dilutive shares of common stock because their inclusion would have been anti-dilutive:

	As of March 31,
	2021	2020
Warrants	245,696	155,966
Options	3,211,785	965,000
Total	3,457,481	1,120,966

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTERS ENDED MARCH 31, 2021 AND 2020

Note 2 - Summary of Significant Accounting Policies - continued

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. The Company has recorded a full valuation allowance against its deferred tax assets for all periods, due to the uncertainty of future utilization.

The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of March 31, 2021 and December 31, 2020. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as selling, general and administrative expenses in the consolidated statements of operations.

Recently Issued Accounting Standards

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”), ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” (“ASU 2018-11”) in July 2018, and ASU No. 2018-20 “Leases (Topic 842) - Narrow Scope Improvements for Lessors” (“ASU 2018-20”) in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. See ASU 2019-10 below, which defers the effective date for ASC 842. The Company expects to recognize operating lease right-of-use assets and lease liabilities on the balance sheet upon adoption of this ASU. The Company is currently evaluating these ASUs and their impact on its consolidated financial statements.

Note 3 - Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	March 31, 2021	December 31, 2020

Insurance	$37,220	$33,569
Professional fees	2,500	—
Total	$39,720	$33,569

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTERS ENDED MARCH 31, 2021 AND 2020

Note 4 – Property and Equipment

Property and equipment consisted of the following:

	March 31, 2021	December 31, 2020

Computer and office equipment	$2,807	$2,807
Lab equipment	15,606	15,606
Furniture	48,205	43,705
Leasehold improvements	434,529	422,318
Machinery	627,640	623,190
Subtotal	1,128,787	1,107,626
Accumulated Depreciation	(161,969)	(121,219)

Property and Equipment, net	$966,818	$986,407

Depreciation and amortization expense related to property and equipment was approximately $40,000 and $13,000 (which was primarily recorded within cost of sales) for the quarters ended March 31, 2021 and 2020, respectively.

Note 5 - Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

	March 31, 2021	December 31, 2020

Accounts payable	$140,212	$80,548
Accrued payroll	60,111	46,650
Credit cards payable	41,802	49,045
Other	38,668	10,803
Total	$280,793	$187,046

Note 6 – Stockholders’ Equity

Common Stock

In March 2021, the Company sold 1,251,625 shares of common stock at $4.00 per share for gross proceeds of $5,006,500 in connection with a private placement of securities. The costs associated with such issuance were $407,445 in cash and warrants to purchase 89,730 shares of Common Stock of the Company with a term of 5 years and an exercise price of $4.00 per share. An aggregate of $480,000 of proceeds were raised from related parties (including $250,000 from Kristin Behfar, wife of Alex Behfar), representing approximately 10% of the total gross proceeds.

Authorized Capital

The Company is authorized to issue 45,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. The holders of the Company’s common stock are entitled to one vote per share. No preferred shares have been issued through March 31, 2021.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTERS ENDED MARCH 31, 2021 AND 2020

Note 7 – Equity Compensation Plan

On June 18, 2019, the Board of Directors and a majority of the Company’s shareholders, respectively, approved the 2019 Equity Compensation Plan (the “2019 Plan”). Under the 2019 Plan, 1,326,000 shares of common stock of the Company are authorized for issuance. The 2019 Plan provides for the issuance of incentive stock options, non-statutory stock options, rights to purchase common stock, stock appreciation rights, restricted stock, restricted stock, performance shares and performance units to employees, directors and consultants of the Company and its affiliates. The 2019 Plan requires the exercise price of stock options to be not less than the fair value of the Company’s common stock on the date of grant, or 110% of fair value in the case of incentive options granted to a ten-percent stockholder.

On March 11, 2020, the Company granted the following ten-year options to purchase shares of common stock at an exercise price of $1.50 per share to the Company’s newly appointed Executive Chairman and Acting Chief Executive Officer under the 2019 Plan: (i) an option to purchase 965,850 shares of common stock that vests ratably on a monthly basis over two years and (ii) an option to purchase 321,950 shares of common stock that vests based on performance criteria to be mutually agreed to by the Board and the executive. The grant was reduced to 500,000 options, including 375,000 options and 125,000 options respectively under the two categories, due to limitations under the 2019 Plan. The terms of the 125,000 performance based options were established in the quarter ended September 30, 2020. The terms of the performance based options were met during the quarter ended March 31, 2021.

On May 26, 2020, the Board of Directors and a majority of the Company’s shareholders approved an amendment to the 2019 Plan to (i) increase the number of shares of common stock authorized for issuance under the 2019 Plan by 1,174,000 shares, such that a total of 2,500,000 shares of common stock were authorized for issuance under the 2019 Plan; (ii) increase the maximum aggregate number of shares, options and/or other awards that may be granted to any one person during any calendar year from 500,000 to 1,300,000; and (iii) clarify the availability of cashless exercise as a form of consideration.

On July 16, 2020, the Company granted the following ten-year options to purchase shares of common stock at an exercise price of $1.50 per share to the Company’s Executive Chairman and Acting Chief Executive Officer under the 2019 Plan: (i) an option to purchase 600,000 shares of common stock that vests ratably on a monthly basis over one year and (ii) an option to purchase 200,000 shares of common stock that vests based on specified performance criteria.

On September 16, 2020, the Board of Directors and a majority of the Company’s shareholders approved an amendment to the 2019 Plan to increase the number of shares of common stock authorized for issuance under the 2019 Plan from 2,500,000 shares to 4,600,000 shares.

On September 22, 2020, the Company granted a ten-year options to purchase shares 1,637,410 shares of common stock at an exercise price of $1.50 per share to the Company’s Executive Chairman and Acting Chief Executive Officer under the 2019 Plan that vests ratably on a monthly basis over two years commencing March 11, 2022.

	Shares	Weighted-Average Exercise Price per share	Weighted-Average Remaining Contractual Life (years)

Balance, January 1, 2021	3,257,410	$1.50	9.1
Options granted	0
Options exercised	(45,625)	1.50
Options converted	0
Options forfeited or expired	0
Balance, March 31, 2021	3,211,785	$1.50	9.1
Vested shares at March, 31, 2021	847,273	1.50	8.9

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTERS ENDED MARCH 31, 2021 AND 2020

Note 7 – Equity Compensation Plan - continued

The Company has estimated the fair value of all stock option awards as of the date of grant by applying the Black-Scholes option-pricing model. There were no options granted during the quarter ended March 31, 2021. During the quarter ended March 31, 2020, the Company granted options with a weighted average grant date fair value of $1.20 per share, using the Black-Scholes option pricing model and the following assumptions for 2020 issuances:

Risk-free interest rate	0.62 - 1.75%
Expected term	10 years
Expected volatility	78%
Expected dividends	0.00%
Grant date fair value of common stock	$1.50/share

During the quarter ended March 31, 2021, the Company recognized stock-based compensation expense related to stock options of $678,918 (of which approximately $643,000 was included within general and administrative expenses, $3,000 of which was included in research and development expenses and the reminder was included within cost of revenues/deferred revenues on the consolidated statements of operations). As of March 31, 2021, there was unamortized stock-based compensation of approximately $2,700,000 which the Company expects to recognize over 1.6 years.

During the quarter ended March 31, 2020, the Company recognized stock-based compensation expense related to stock options of $63,880 (of which approximately $32,000 was included within general and administrative expenses, $27,000 of which was included in research and development expenses and the remainder included within cost of revenues/deferred costs on the consolidated statements of operations).

Note 8 - Commitments and Contingencies

Litigations, Claims, and Assessments

From time to time, the Company is involved in various disputes, claims, liens and litigation matters arising out of the normal course of business. While the outcome of these disputes, claims, liens and litigation matters cannot be predicted with certainty, after consulting with legal counsel, management does not believe that the outcome of these matters will have a material adverse effect on the Company’s combined financial position, results of operations or cash flows. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. As of March 31, 2021 and December 31, 2020, the Company had no liabilities recorded for loss contingencies.

Operating Lease

On August 21, 2019, the Company entered into a lease for a 10,000 square foot facility consisting of lab and office space. The lease requires monthly payments of $16,667 and expires on November 30, 2025. The Company has arranged for a $100,000 letter of credit in favor of the landlord in lieu of a security deposit, which is included as restricted cash on the condensed consolidated balance sheet as of March 31, 2021 and December 31, 2020. The expected rent payments in 2021 to 2024 is $200,000 per year and $183,000 in 2025.

Note 9 – Concentrations

During the three months ended March 31, 2021, approximately 84% of revenues were generated from one entity (“Entity A”) pursuant to our contract with such entity. Deferred costs and deferred revenues at March 31, 2021 related to several different entities, of which one was individually significant.

During the three months ended March 31, 2020, substantially all revenues were generated from Entity A pursuant to our contract with such entity. 100% of contract assets as of March 31, 2020 also related to Entity A. Deferred costs and deferred revenues at March 31, 2020 related to two different entities, each of which was individually significant. Entity A represented substantially all of accounts receivable as of March 31, 2020.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTERS ENDED MARCH 31, 2021 AND 2020

Note 9 – Government Loans

Paycheck Protection Program Loan

On May 1, 2020, the Company received loan proceeds in the amount of approximately $211,000 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, as amended (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of such qualifying business. The loans and accrued interest are forgivable after certain time periods further defined in the CARES Act (the “Covered Period”) as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the Covered Period. The outstanding balance was included in long term loans payable at December 31, 2020. On March 6, 2021, the entire loan balance was forgiven.

On February 24, 2021, the Company received $193,625 pursuant to a promissory note issued under the Paycheck Protection Program Part 2 (“PPP2”). Interest accrues at 1% per annum and the note is payable in 60 monthly installments of $3,300 commencing May 2022.

Economic Injury Disaster Loan Advance

On May 1, 2020, the Company received an advance in the amount of $10,000 from the U.S. Small Business Administration (“SBA”) under the Economic Injury Disaster Loan (“EIDL”) program administered by the SBA, which program was expanded pursuant to the CARES Act. Such advance amount will reduce the Company’s PPP loan forgiveness amount described above. The Company received an additional $138,900 under this program on August 30, 2020. The loan is payable in monthly payments of $678 including interest at 3.75% payable over 30 years.

Tomkins County Area Development Loan

 On May 27, 2020, the Company received loan proceeds in the amount of $50,000 from the Tomkins County Area Development (“TCAD”) Emergency Relief Loan Fund. The loan matures after four years and bears interest in the amount of 2.5% per annum, with one year of no interest or principal payments, followed by three years of monthly payments of principal and interest in the amount of $1,443 per month. The loan is collateralized by certain assets of the Company. The outstanding balance is included in long term loans payable.

Equipment Loans

On August 20, 2020, the Company received a loan of $100,000 from Broome County Industrial Development Agency (5 year facility, 2.5% annual interest rate, monthly payment of $1,775); on September 2, 2020, the Company received a loan of $100,000 from Southern Tier Region Economic Development Corporation (5 year facility, 5.0% annual interest rate, monthly payment of $2,072); and on August 28, 2020, the Company received a loan of $75,000 from TCAD (5 year facility, 2.5% annual interest rate, monthly payment of $1,331). These loans were used to acquire equipment used in the laboratory, and are secured by the underlying assets of the Company.

The loans are summarized as follows:

March 31, 2021

Principal outstanding	$659,250
Deferred loan costs, net of amortization	(4,180)
Subtotal	655,070
Less current portion	(59,403)

Total long term portion	$595,667

Interest expense of approximately $4,400 on the above debt instruments was recognized for the quarter ended March 31, 2021.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTERS ENDED MARCH 31, 2021 AND 2020

Note 10 - Subsequent Events

The Company has evaluated events that have occurred after the balance sheet and through the date the financial statements were issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed below.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that are designed to be effective in providing reasonable assurance that information required to be disclosed in our reports under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to our management to allow timely decisions regarding required disclosure.

In designing and evaluating disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable, not absolute assurance of achieving the desired objectives. Also, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. The design of any system of controls is based, in part, upon certain assumptions about the likelihood of future events and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of management, including our chief executive officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon that evaluation, due to a material weakness in our internal control over financial reporting that we identified relating to a lack of segregation of duties as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2020, management concluded that our disclosure controls and procedures were ineffective as of March 31, 2021 to cause that the information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods prescribed by SEC, and that such information is accumulated and communicated to management, including our chief executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that a reasonable possibility exists that a material misstatement of our annual or interim financial statements would not be prevented or detected on a timely basis. The Company is considering various remediation methods to mitigate such material weakness, but has not yet adopted or implemented any plan to remedy such deficiency.

Changes in Internal Controls over Financial Reporting

As of the end of the period covered by this report, there have been no changes in the internal controls over financial reporting that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting subsequent to the date of management’s last evaluation despite the fact that virtually all of our employees are working remotely due to the COVID-19 pandemic. We are continually monitoring and assessing the COVID-19 situation on our internal controls over financial reporting to minimize any related impact on their effectiveness.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized on May 28, 2021.

Odyssey Semiconductor Technologies, Inc.

By:	/s/ Alex Behfar
Alex Behfar
Chairman and Chief Executive Officer

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